CONFORMED COPY

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                                      FORM T-1

                        SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.  20549

                                STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                       CHECK IF AN APPLICATION TO DETERMINE
                       ELIGIBILITY OF A TRUSTEE PURSUANT TO
                          SECTION 305(b)(2)           |__|



                               THE BANK OF NEW YORK
             (Exact name of trustee as specified in its charter)


    New York                                               13-5160382
   (State of incorporation                                (I.R.S. employer
   if not a U.S. national bank)                           identification no.)

   48 Wall Street, New York, N.Y.                         10286
  (Address of principal executive offices)               (Zip code)




                          LINCOLN NATIONAL CORPORATION
               (Exact name of obligor as specified in its charter)


    Indiana                                                35-1140070
   (State or other jurisdiction of                        (I.R.S. employer
   incorporation or organization)                         identification no.)

   200 East Berry Street
   Fort Wayne, Indiana                                    46802-2706
   (Address of principal executive offices)               (Zip code)

                         ______________________

                           Debt Securities
                  (Title of the indenture securities)


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



  1.   General information.  Furnish the following information as to the
  Trustee:

  (a) Name and address of each examining or supervising authority to which it is subject.


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                  Name                                        Address

- --------------------------------------------------------------------------------

Superintendent of Banks of the State of      2 Rector Street, New York,
New York                                     N.Y.  10006, and Albany, N.Y.
                                             12203

Federal Reserve Bank of New York             33 Liberty Plaza, New York,
                                             N.Y.  10045

Federal Deposit Insurance Corporation        Washington, D.C.  20549

New York Clearing House Association          New York, New York

(b)  Whether it is authorized to exercise corporate trust powers.

     Yes.

 2.   Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.  (See Note on page 3.)

16.  List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and Rule 24 of the Commission's Rules of Practice.

 1. A copy of the Organization Certificate of The Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment No. 1 to Form T-1 filed with Registration Statement No. 33-6215, Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672 and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637.)

  4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 33-31019.)

  6. The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 33-44051.)

  7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.



                                               NOTE


 Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 2, the answer to said Item is based on incomplete information.

 Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.

                                             SIGNATURE



 Pursuant to the requirements of the Act, the Trustee, The Bank of New
York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on the 16th day of August, 1994.


                                    THE BANK OF NEW YORK

                                     /s/
                                     By:        MARY JANE MORRISSEY
                                     Name:  Mary Jane Morrissey
                                     Title: Assistant Vice President


                                                                   Exhibit 7



                         Consolidated Report of Condition of

                                 THE BANK OF NEW YORK

                       of 48 Wall Street, New York, N.Y. 10286
                        And Foreign and Domestic Subsidiaries,
          a member of the Federal Reserve System, at the close  of  business
          March 31, 1994, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                          Dollar Amounts
          ASSETS                                            in Thousands
          Cash and balances due from depos-
            itory institutions:
            Noninterest-bearing balances and
            currency and coin ..................          $ 2,984,207
            Interest-bearing balances ..........              652,882
          Securities:
            Held-to-maturity securities ........            1,554,924
            Available-for-sale securities ......            2,323,498
          Federal funds sold in domestic
            offices of the bank ................              861,621
          Loans and lease financing
            receivables:
            Loans and leases, net of unearned
              income .................25,419,340
            LESS: Allowance for loan and
              lease losses ..............736,749
            LESS: Allocated transfer risk
             reserve .....................29,510
            Loans and leases, net of unearned
              income, allowance, and reserve               24,653,081
          Assets held in trading accounts ......            2,269,729
          Premises and fixed assets (including
            capitalized leases) ................              649,048
          Other real estate owned ..............               63,724
          Investments in unconsolidated
            subsidiaries and associated
            companies ..........................              166,985
          Customers' liability to this bank on
            acceptances outstanding ............            1,068,405
          Intangible assets ....................               83,775
          Other assets .........................            1,519,064
          Total assets .........................          $38,850,943

          LIABILITIES
          Deposits:
            In domestic offices ................          $19,552,324
            Noninterest-bearing .......7,628,562
            Interest-bearing .........11,923,762
            In foreign offices, Edge and
            Agreement subsidiaries, and IBFs ...            9,092,181
            Noninterest-bearing ..........58,771
            Interest-bearing ..........9,033,410
          Federal funds purchased and secu-
            rities sold under agreements to re-
            purchase in domestic offices of
            the bank and of its Edge and
            Agreement subsidiaries, and in
            IBFs:
            Federal funds purchased ............            1,459,117
            Securities sold under agreements
              to repurchase ....................               95,459
          Demand notes issued to the U.S.
            Treasury ...........................              289,163
          Trading liabilities ..................              968,864
          Other borrowed money:
            With original maturity of one year
              or less ..........................              896,720
            With original maturity of more than
              one year .........................               33,969
          Bank's liability on acceptances exe-
            cuted and outstanding ..............            1,069,639
          Subordinated notes and debentures ....            1,064,780
          Other liabilities ....................            1,368,384
          Total liabilities ....................           35,890,600

          EQUITY CAPITAL
          Perpetual preferred stock and related
            surplus ...........................                75,000
          Common stock ........................               942,284
          Surplus .............................               525,666
          Undivided profits and capital
            reserves ..........................             1,429,219
          Net unrealized holding gains
            (losses) on available-for-sale
            securities ........................            (    6,246)
          Cumulative foreign currency transla-
            tion adjustments ..................            (    5,580)
          Total equity capital ................             2,960,343
          Total liabilities, limited-life pre-
            ferred stock, and equity capital ..           $38,850,943

             I, Robert E. Keilman, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                       Robert E. Keilman

             We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.


             Alan R. Griffith    |
             Thomas A. Renyi     |     Directors
             J. Carter Bacot     |